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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated August 31, 2000 on STEAG Semiconductor's financial statements as of December 31, 1999 and 1998 and for the years then ended included in this Current Report on Form 8-K, into Mattson Technology Inc.'s previously filed Registration Statement Nos. 333-87715, 333-39129, 333-59859, 33-85272, 33-94972, 333-41954 and 333-54010 on Form S-8.

                                                            Arthur Andersen LLP

Dusseldorf, Germany
January 25, 2001